Exhibit 23.3

Independent Auditors’ Consent

The Board of Directors

Name Development Ltd.:

We consent to the use of our report incorporated by reference herein, which report appears in Amendment No. 2 to Registration Statement No. 333-121213 on Form SB-2 of Marchex, Inc., and to the reference to our firm under the heading “Experts” in the prospectuses, which are part of such Registration Statement.

Seattle, Washington

February 7, 2005